[GRAPHIC OMITTED][GRAPHIC OMITTED]


NEWS RELEASE

American Eco CORPORATION
FOR IMMEDIATE RELEASE

                               AMERICAN ECO DEFERS
                          SENIOR NOTE INTEREST PAYMENT,
                        INTENDS TO ADJOURN ANNUAL MEETING


TORONTO, May 15, ?000 - AMERICAN ECO CORPORATION (NASDAQ: ECGO, TSE: ECX) announced that it has deferred its interest payment due May 15th on its Senior Notes. This decision is intended to facilitate discussions during the 30-DAY grace period, among the Company, its financial advisors Houhhan Lokey Howard & Zukin capital, the Note holders and GE Capital concerning strategic alternatives for restructuring Amenean Eco's current indebtedness.

American Eco Board Chairman, J.C.Pennie, also announced that The Annual Shareholders meeting scheduled for May 30, 2000 will be adjourned for 30 days, to provide time for the Company to be able to make a meaningful presentation to the shareholders of its plans for capital restructuring.

The Company previously announced the appointment of Houlihan Lokey Howard & Zukin Capital as a financial advisor to consider strategic alternatives for the Company. It is expected that there will be announcements concerning these alternatives prior to the adjourned Annual Meeting.

AMERICAN ECO is a consolidator of outsourcing services to the energy, pulp & paper, power generation and construction management service industries, who recently announced its intention to change its name to global outsourcing corporation at its adjourned Annual Meeting on June 30, 2000.

Except for the historical information in this News Release, the News Release includes forward looking statements that involve risk and uncertanities including, but not limited to quarterly fluctuations in results, the management of growth, compensation and other risks actual results may differ materially from such information set forth herein.

                                      ####

                                www.globaloui.com
                                -----------------
                              www.americaneco.coxn
                              --------------------
                        investorrelations@americaneco.com
                        ---------------------------------
                         Investor Relations 281-774-7000
                         -------------------------------